UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 15, 2005
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)		95207 (Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On December 15, 2005, Peggy McGaw was replaced as Vice President, Finance of Pac-West Telecomm, Inc. (“Pac-West”). Ms. McGaw served as Pac-West’s principal accounting officer.
(c) On December 15, 2005, Pac-West named Michael Sarina to the position of Vice President, Finance. In this position, Mr. Sarina will also serve as Pac-West’s principal accounting officer. Mr. Sarina, age 55, has been an independent business and financial consultant with MLS Consulting since May 2001, where he provided a number of financial consulting services primarily to companies in the industrial and technology sectors. From January 2000 to May 2001, he served as Senior Vice President, Chief Financial Officer and Chief Operating Officer of Mobex Communications Corp., a telecommunications company. Prior to this time, Mr. Sarina held various positions, including Corporate Controller, Chief Accounting Officer, Secretary and Division Vice President, for several companies in the technology sector. Mr. Sarina is a certified public accountant.
A copy of the press release announcing the hiring of Mr. Sarina is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Press Release dated December 19, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)
Dated: December 19, 2005

	By:	/s/ Ravi Brar
Ravi Brar
Chief Financial Officer

INDEX TO EXHIBITS
99.1	Press Release dated December 19, 2005